Exhibit 10.3

BXG TIMESHARE TRUST I,

as Issuer

BLUEGREEN CORPORATION,

as Servicer

VACATION TRUST, INC. ,

as Club Trustee

CONCORD SERVICING CORPORATION,

as Backup Servicer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee, Paying Agent and Custodian

BRANCH BANKING AND TRUST COMPANY,

as a Funding Agent

and

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as a Funding Agent

FIFTH AMENDED AND RESTATED INDENTURE

Dated as of December 1, 2013

Timeshare Loan-Backed VFN Notes, Series I

i

v

FIFTH AMENDED AND RESTATED INDENTURE

This FIFTH AMENDED AND RESTATED INDENTURE, dated as of December 1, 2013 (this “Indenture”), is among BXG TIMESHARE TRUST I, a statutory trust formed under the laws of the State of Delaware, as issuer (the “Issuer”), BLUEGREEN CORPORATION (“Bluegreen”), a Massachusetts corporation, in its capacity as servicer (the “Servicer”), VACATION TRUST, INC., a Florida corporation, as trustee under the Club Trust Agreement (the “Club Trustee”), CONCORD SERVICING CORPORATION, an Arizona corporation, as backup servicer (the “Backup Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), paying agent (the “Paying Agent”) and as custodian (the “Custodian”), BRANCH BANKING AND TRUST COMPANY (“BB&T”), a North Carolina corporation, as a funding agent for a Purchaser Group and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a Funding Agent for a Purchaser Group (together with their successors in such capacity, each of BB&T and DZ BANK a “Funding Agent” and together, the “Funding Agents”), and hereby amends and restates in its entirety that certain fourth amended and restated indenture, dated as of October 1, 2011, as amended by Omnibus Amendment No. 11, dated as of December 1, 2012, in each case, by and among certain parties hereto and the other parties named therein (the “Fourth Amended and Restated Indenture”), among the parties hereto.

RECITALS OF THE ISSUER

WHEREAS, the parties hereto desire to amend and restate in its entirety the Fourth Amended and Restated Indenture as provided herein, and all actions required to do so under the Fourth Amended and Restated Indenture have been taken;

WHEREAS, the Issuer had duly authorized the execution and delivery of the Fourth Amended and Restated Indenture to provide for the issuance of five classes of variable funding notes designated as the Timeshare Loan-Backed VFN Notes, Series I, Class A (the “Fourth Amended Class A Notes”), the Timeshare Loan-Backed VFN Notes, Series I, Class B (the “Fourth Amended Class B Notes”), the Timeshare Loan-Backed VFN Notes, Series I, Class C (the “Fourth Amended Class C Notes”), the Timeshare Loan-Backed VFN Notes, Series I, Class D (the “Fourth Amended Class D Notes”) and the Timeshare Loan-Backed VFN Notes, Series I, Class E (the “Fourth Amended Class E Notes”, and together with the Fourth Amended Class A Notes, the Fourth Amended Class B Notes, the Fourth Amended Class C Notes and the Fourth Amended Class D Notes, the “Amended Notes”);

WHEREAS, the Issuer has duly authorized (a) the execution and delivery of this Indenture to provide for the issuance of variable funding notes designated as the Timeshare Loan-Backed VFN Notes, Series I (the “Notes”), and (b) the exchange of the Amended Notes for a portion of the Notes;

WHEREAS, the Notes will evidence Borrowings made from time to time prior to the Facility Termination Date by the Issuer in accordance with the terms described herein and in the Note Funding Agreement;

WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Notes and the Backup Servicer has agreed to, among other things, service and administer the Timeshare Loans if the Servicer shall no longer be the Servicer hereunder;

WHEREAS, the Club Trustee is a limited purpose entity which, on behalf of Beneficiaries of the Club, holds title to the Timeshare Properties related to the Club Loans;

WHEREAS, each Funding Agent, as nominee of its Purchaser Group shall, as a Noteholder, be entitled to exercise certain rights and remedies under this Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid recourse obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Noteholders, as follows:

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) all Timeshare Loans acquired by the Issuer from time to time pursuant to the Sale Agreement, (ii) any Qualified Substitute Timeshare Loans, (iii) the Receivables in respect of each Timeshare Loan due after the related Cut-Off Date, (iv) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (v) all Related Security in respect of each Timeshare Loan, (vi) all rights and remedies under the Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Custodial Agreement or any Hedge Agreement, (vii) all amounts in or to be deposited into the Lockbox Account, the Collection Account and the General Reserve Account, and (viii) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds (as applicable), condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Trust Estate”). Notwithstanding the foregoing, the Trust Estate shall not include (i) any Timeshare Loan released from the Lien of this Indenture in accordance with the terms hereof and any Related Security, Timeshare Loan Documents, income or proceeds related to such released Timeshare Loan, (ii) any amount distributed pursuant to Section 3.4 or Section 6.6 hereof or (iii) any Misdirected Deposits.

Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Noteholders may be adequately and effectively protected as hereinafter provided.

The Custodian shall hold the Timeshare Loan Files in trust, for the use and benefit of the Issuer and all present and future Noteholders, and shall retain possession thereof. The Custodian further agrees and acknowledges that each other item making up the Trust Estate that is physically delivered to the Custodian will be held by the Custodian in the State of Minnesota or in any other location acceptable to the Indenture Trustee and the Servicer.

The Indenture Trustee further acknowledges (a) that in the event the conveyance of the Timeshare Loans by the Depositor to the Issuer pursuant to the Sale Agreement is determined to constitute a loan and not a sale as it is intended by all the parties hereto, the Custodian will be holding each of the Timeshare Loans as bailee of the Issuer; provided, however, that with respect to the Timeshare Loans, the Custodian will not act at the direction of the Issuer without the written consent of the Indenture Trustee; and (b) receipt of the Amended Notes in connection with the authentication and delivery of the Notes.

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.1. General Definitions and Usage of Terms.

(a) In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Sixth Amended and Restated Standard Definitions” attached hereto as Annex A.

(b) With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender including the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their successors and assigns; and the term “including” means “including without limitation.”

SECTION 1.2. Compliance Certificates and Opinions.

Upon any written application or request (or oral application with prompt written or electronic confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

SECTION 1.3. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his/her certificate or opinion is based is erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters is erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such other counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b) hereof.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Servicer Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default or Servicer Event of Default nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a default has occurred (other than an Event of Default of the kind described in subparagraph (a) of the definition of Event of Default) or Servicer Event of Default has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any secured party.

SECTION 1.4. Acts of Noteholders, etc.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d) By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided, that nothing contained in this Section 1.4(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

SECTION 1.5. Notice to Noteholders; Waiver.

(a) Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, via first class mail, or sent by private courier or confirmed by facsimile to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.5(a) hereof, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.6. Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.7. Successors and Assigns.

All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.

SECTION 1.8. GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL

OBLIGATIONS LAW OF THE STATE OF NEW YORK. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

SECTION 1.9. Legal Holidays.

In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity or other date on which principal of or interest on any Note is proposed to be paid; provided, that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.

SECTION 1.10. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

SECTION 1.11. Inspection.

The Issuer agrees that, on ten Business Days’ prior notice (or, one Business Day’s prior notice after the occurrence and during the occurrence of an Event of Default or a Servicer Event of Default), it will permit the representatives of the Indenture Trustee or any Noteholder, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein. Any reasonable expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default or Event of Default, of any right under this Section 1.11 shall be borne by the Issuer and distributed in accordance with Section 3.4 or Section 6.6, as applicable. Prior to the continuance of any Default or Event of Default, the Issuer shall pay all reasonable costs and expenses of DZ BANK for up to two visits per calendar year in connection with its exercise of inspection rights under this Section 1.11. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.

SECTION 1.12. Survival of Representations and Warranties.

The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

ARTICLE II.

THE NOTES

SECTION 2.1. General Provisions.

(a) Form of Notes. The Notes shall be designated as the “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I”. The Notes and their certificates of authentication shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.

(b) Maximum Facility Balance and Denominations. The Aggregate Outstanding Note Balance shall not exceed the Maximum Facility Balance. The Notes shall be issuable only as registered Notes, without interest coupons, in the denominations of at least $50,000 and in integral multiples of $1,000; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 hereof of any Note with a remaining Outstanding Note Balance of less than $50,000.

(c) Execution, Authentication, Delivery and Dating. The Amended Notes are hereby cancelled. The Issuer shall issue the Notes as set forth herein and the Holders of the Amended Notes shall exchange their cancelled Amended Notes for Notes issued hereby. The Notes shall be manually executed by an Authorized Officer of the Owner Trustee on behalf of the Issuer. Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee on behalf of the Issuer shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.

SECTION 2.2. Definitive Notes.

The Notes shall be issued in definitive form only.

SECTION 2.3. [RESERVED]

SECTION 2.4. Registration, Transfer and Exchange of Notes.

(a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. The Notes are transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Noteholder or his duly authorized attorney), subject to the applicable requirements of this Section 2.4. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of the Noteholders.

(b) Upon surrender for registration of transfer of any Note, subject to the applicable requirements of this Section 2.4, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Note being surrendered. Each Note surrendered for registration of transfer shall be canceled and subsequently destroyed by the Note Registrar. Each new Note issued pursuant to this Section 2.4 shall be registered in the name of any Person as the transferring Noteholder may request, subject to the applicable provisions of this Section 2.4. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c) The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No resale or transfer of any Note may be made unless such resale or transfer is made in accordance with this Indenture and only if (i) in the United States to a person whom the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that is purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A as certified by the transferee (other than the Funding Agents) in a letter in the form of Exhibit B hereto, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the United States. Each transferee and each subsequent transferee will be required to notify any subsequent purchaser of such Notes from it of the resale restrictions described herein. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(d) No resale or other transfer of any Note may be made to any transferee unless (i) such transferee is not, and will not acquire such Note on behalf or with the assets of,

any Benefit Plan or (ii) no “prohibited transaction” under ERISA or section 4975 of the Code or Similar Law that is not subject to a statutory, regulatory or administrative exemption will occur in connection with purchaser’s or such transferee’s acquisition or holding of such Note. In addition, the Notes may not be purchased by or transferred to any Benefit Plan or person acting on behalf of or with assets of any Benefit Plan, unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, the Depositor, the Originators, the Servicer, the Indenture Trustee, the Owner Trustee, the Administrator, the Paying Agent, the Custodian, the Backup Servicer, the Lockbox Bank or the Funding Agents, or by any affiliate of any such person. In addition to the applicable provisions of this Section 2.4, the exchange, transfer and registration of transfer of Notes shall only be made in accordance with Section 2.4(c) and this Section 2.4(d).

(e) No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.4. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(f) None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(g) The Servicer agrees to cause the Issuer, and the Issuer agrees to provide, such information as required under Rule 144A under the Securities Act so as to allow resales of Notes to “qualified institutional buyers” (as defined therein) in accordance herewith.

(h) The Notes represent the sole obligation of the Issuer payable from the Trust Estate and do not represent the obligations of the Originators, the Servicer, the Depositor, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Administrator or the Custodian.

(i) Notwithstanding anything in this Section 2.4 or elsewhere in this Indenture or the Notes, the transfer restrictions described herein shall apply only to the Noteholders and shall not apply to the Purchasers whose rights to transfer interests in the Notes are governed solely by Section 8 of the Note Funding Agreement.

SECTION 2.5. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless (which security and indemnity shall be provided by a Funding Agent with respect to its Note and to the extent such loss or theft occurs while it holds such Note on behalf of its Purchaser Group), then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer, in its discretion, may, instead of issuing a replacement Note, pay such Note.

(d) Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.

(e) Every replacement Note issued pursuant to this Section 2.5 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6. Payment of Interest and Principal; Rights Preserved.

(a) Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date by check mailed to the address specified in the Note Register (or, if the Noteholder is a Funding Agent, at such addresses as such Funding Agent shall specify in writing), or if a Noteholder has provided wire transfer instructions to the Indenture Trustee at least five Business Days prior to the applicable Payment Date, upon the request of a Noteholder, by wire transfer of federal funds to the accounts and numbers specified in the Note Register (or, if the Noteholder is a Funding Agent, at such accounts and numbers as such Funding Agent shall specify in writing), in each case on such Record Date for such Person.

(b) All reductions in the principal amount of a Note affected by payments of principal made on any Payment Date shall be binding upon all Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, but each Noteholder shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office within 30 days after receipt of the final principal payment of such Note.

SECTION 2.7. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.8. Cancellation.

All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.

SECTION 2.9. Noteholder Lists.

The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer (or any other obligor upon the Notes) shall furnish to the Indenture Trustee at least five Business Days before each Payment Date (and in all events in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.10. Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Note Balance have concurred in any direction, waiver or consent, Notes held or redeemed by the Issuer or any other obligor in respect of the Notes or held by an Affiliate of the Issuer or such other obligor shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee knows are so owned shall be so disregarded.

SECTION 2.11. [RESERVED].

SECTION 2.12. Confidentiality.

Each Noteholder and each Funding Agent covenants and agrees that any information obtained pursuant to, or otherwise in connection with, this Indenture or the other Transaction Documents shall be held in confidence (it being understood that documents provided to the Funding Agents hereunder may in all cases be distributed by the Funding Agents to the Purchasers in their respective Purchaser Groups) except that any Noteholder, any Funding Agent and any Purchaser may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through it, (iii) to the extent such information was available to it on a non-confidential basis prior to its disclosure to it in connection with this transaction, (iv) with the consent of the Servicer, or (v) to the extent it should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of this clause (v), it will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Issuer and the Servicer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.

ARTICLE III.

ACCOUNTS; COLLECTION AND

APPLICATION OF MONEYS; REPORTS

SECTION 3.1. Trust Accounts; Investments by Indenture Trustee.

(a) The Indenture Trustee has established in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts (other than the Lockbox Account) are Eligible Bank Accounts maintained at the Corporate Trust Office.

Subject to the further provisions of this Section 3.1(a), the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(b) The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.2(a) hereof unless a Responsible Officer of the Indenture Trustee receives written instructions from the Servicer to the contrary.

(c) None of the parties hereto shall have any right of set-off with respect to any Trust Account or any investment therein.

(d) So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Trust Account (other than the Lockbox Account) shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.1(f) hereof, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, in each case, in such amounts as such Issuer Order shall specify.

(e) In the event that either (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash or (ii) an Event of Default shall be continuing, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause (e) of the definition of “Eligible Investments”. All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.1(f) hereof.

(f) No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account immediately upon receipt.

(g) Subject to Section 3.1(d) hereof, any investment of any funds in any Trust Account shall be made under the following terms and conditions:

(i) each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate; and

(ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee, and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment.

(h) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment or liquidation of an investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.

(i) The parties agree that each Trust Account (other than the Lockbox Account) is a “securities account” within the meaning of Article 8 of the UCC and that all property (including without limitation all uninvested funds, securities and other investment property) at any time deposited or carried in or credited to the Trust Accounts (other than the

Lockbox Account) shall be treated as “financial assets” within the meaning of Article 8 of the UCC. The Account Intermediary agrees that (A) it is a “securities intermediary” within the meaning of Article 8 of the UCC and will at all times act in such capacity with respect to the Trust Accounts and (B) the Indenture Trustee is the entitlement holder of the Trust Accounts (other than the Lockbox Account). The parties agree that the Account Intermediary shall follow all “entitlement orders” (as such term is defined in Article 8 of the UCC) originated by the Indenture Trustee with respect to the Trust Accounts (other than the Lockbox Account) and all financial assets deposited or carried in or credited to any Trust Account (other than the Lockbox Account). The parties agree that the “securities intermediary’s jurisdiction”, within the meaning of Section 8-110 of the UCC, with respect to security entitlements to financial assets credited to the Trust Accounts (other than the Lockbox Account) shall be the State of New York.

SECTION 3.2. Establishment and Administration of the Trust Accounts.

(a) Collection Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to continue to maintain an account (the “Collection Account”) for the benefit of the Noteholders. The Issuer and the Indenture Trustee represent that the Collection Account is an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I — Collection Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to immediately deposit any amounts received by it into the Collection Account. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Collection Account will be made on each Payment Date as provided in Section 3.4 or Section 6.6 hereof, as applicable. The Indenture Trustee, at the written direction of the Servicer, shall withdraw (no more than once per calendar week) from the Collection Account and return to the Servicer or as directed by the Servicer, any amounts which (i) were mistakenly deposited in the Collection Account, including, without limitation, amounts representing Misdirected Payments and (ii) represent Additional Servicing Compensation. The Indenture Trustee may conclusively rely on such written direction.

(b) General Reserve Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to continue to maintain an account (the “General Reserve Account”) for the benefit of the Noteholders. The Issuer and the Indenture Trustee represent that the General Reserve Account is an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I — General Reserve Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the General Reserve Account and in all proceeds thereof. The General Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the General Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new General Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new General Reserve Account and from the date such new General Reserve Account is established, it shall be the “General Reserve Account”. Amounts on deposit in the General Reserve Account shall be invested in accordance with Section 3.1 hereof. Deposits to the General Reserve Account shall be made in accordance with Section 3.4 hereof. Withdrawals and payments from the General Reserve Account shall be made in the following manner:

(i) Withdrawals. Subject to Sections 3.2(b)(ii) and (iii) hereof, if on any Payment Date, Available Funds (without giving effect to any deposit from the General Reserve Account) would be insufficient to pay any portion of the Required Payments on such Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw from the General Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the General Reserve Account and deposit such amount into the Collection Account.

(ii) Sequential Pay Event. Upon the occurrence of a Sequential Pay Event, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts into the Collection Account for distribution in accordance with Section 6.6 hereof.

(iii) Stated Maturity or Payment in Full. On the earlier to occur of the Stated Maturity and the Payment Date on which the Aggregate Outstanding Note Balance will be reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts into the Collection Account for distribution in accordance with Section 3.4 or Section 6.6, as applicable.

SECTION 3.3. [Reserved].

SECTION 3.4. Distributions.

(a) So long as no Sequential Pay Event has occurred, on each Payment Date, to the extent of Available Funds and based on the Monthly Servicer Report, the Indenture Trustee shall withdraw funds from the Collection Account to make the following disbursements and distributions to the following parties, in the following order of priority:

(i) to the Indenture Trustee, the Indenture Trustee Fee, plus any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses of the Indenture Trustee (up to $10,000 per Payment Date and no more than a cumulative total of $100,000 for Servicer Termination Costs) incurred and not reimbursed in connection with its obligations and duties under this Indenture;

(ii) to the Owner Trustee, the Owner Trustee Fee, if due, plus any accrued and unpaid Owner Trustee Fees with respect to prior Payment Dates;

(iii) to the Administrator, the Administrator Fee, plus any accrued and unpaid Administrator Fees with respect to prior Payment Dates;

(iv) to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates;

(v) to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees with respect to prior Payment Dates;

(vi) to the Trust Owner, the Trust Owner Fee, if due, plus any accrued and unpaid Trust Owner Fees with respect to prior Payment Dates;

(vii) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(viii) to the Backup Servicer, the Backup Servicing Fee, plus any accrued and unpaid Backup Servicing Fees with respect to prior Payment Dates (less any amounts received from the Indenture Trustee, as successor Servicer);

(ix) to the Funding Agents, any Fees, plus any accrued and unpaid Fees with respect to prior Payment Dates;

(x) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date;

(xi) to each Noteholder, its pro rata share of the Principal Distribution Amount with respect to the Notes and the current Payment Date;

(xii) to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xiii) during the Term-Out Period, pro rata, to each of the Noteholders, any remaining Available Funds until the Aggregate Outstanding Note Balance is reduced to zero;

(xiv) if a Cash Accumulation Event or an Event of Default shall have occurred and is continuing, to the General Reserve Account, all remaining Available Funds;

(xv) to the Indenture Trustee, any extraordinary out-of-pocket expenses of the Indenture Trustee not paid in accordance with clause (i) above;

(xvi) any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations);

(xvii) to the Funding Agents, any Fees not paid in clause (ix) above;

(xviii) on the Stated Maturity, pro rata, to each of the Noteholders, any remaining Available Funds until all amounts due to each Noteholder at Stated Maturity is paid in full;

(xix) to the Lockbox Bank, any amounts owed under the Lockbox Agreement not paid in accordance with clause (v) above; and

(xx) any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

(b) On and after the Assumption Date, the Indenture Trustee, as successor Servicer, shall pay the Backup Servicing Fee from amounts received in respect of the Servicing Fee.

(c) Upon the occurrence of a Sequential Pay Event, distributions shall be made in accordance with Section 6.6 hereof.

SECTION 3.5. Reports to Noteholders.

On each Payment Date, the Indenture Trustee shall account to the Funding Agents and each Noteholder the portion of payments then being made which represents principal and the amount which represents interest, and shall contemporaneously advise the Issuer of all such payments. The Indenture Trustee may satisfy its obligations under this Section 3.5 by making available electronically the Monthly Servicer Report to the Funding Agents, the Noteholders and the Issuer; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from the Issuer or the Servicer. On or before the fifth day prior to the final Payment Date with respect to the Notes, the Indenture Trustee shall send notice of such Payment Date to the Funding Agents and the Noteholders. Such notice shall include a statement that if the Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date. In addition, the Indenture Trustee shall deliver to the Noteholders, all notices, compliance reports and other certificates delivered by the Servicer or the Issuer pursuant to this Indenture. At a Noteholder’s request, the Indenture Trustee agrees to provide such Noteholder an accounting of balances in the General Reserve Account.

The Indenture Trustee may make available to the Noteholders and the Funding Agents, via the Indenture Trustee’s internet website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Timeshare Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in the form of Exhibit F; provided, however, that the Indenture Trustee or its agent shall provide such password to the parties to this Indenture and the Funding Agents without requiring such certification. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer and the Noteholders. For assistance with this service, Noteholders may call the customer service desk at (800) 934-6802. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Annually (and more often, if required by applicable law), the Indenture Trustee shall timely distribute to the Noteholders (or, as may be applicable, the Funding Agents and/or the Purchasers) any Form 1099, Form 1042 or similar information returns required by applicable tax law to be distributed in respect of the Notes. The Paying Agent shall prepare or cause to be prepared all such information for distribution by the Indenture Trustee.

SECTION 3.6. [RESERVED].

SECTION 3.7. Withholding Taxes.

The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable Treasury Regulations and applicable state and local law with respect to the withholding from any distributions made by it to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

ARTICLE IV.

THE TRUST ESTATE

SECTION 4.1. Acceptance by Indenture Trustee.

(a) The Indenture Trustee does hereby re-acknowledge and re-confirm its acceptance of the conveyance by the Issuer of the assets constituting the Trust Estate. The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Noteholders, subject to the terms and provisions hereof. Prior to each Funding Date and in accordance with the Custodial Agreement, the Issuer will deliver or cause to be delivered to the Custodian, the Timeshare Loan Files for all related Timeshare Loans to be conveyed on such Funding Date. On or prior to each Funding Date, the Issuer will deliver or cause to be delivered to the Servicer, the Timeshare Loan Servicing Files, for all related Timeshare Loans or Qualified Substitute Timeshare Loans to be conveyed on such Funding Date.

(b) The Indenture Trustee shall perform its duties under this Section 4.1 and hereunder on behalf of the Trust Estate and for the benefit of the Noteholders in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:

(i) any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;

(ii) the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;

(iii) the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or

(iv) the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.

SECTION 4.2. Acquisition of Timeshare Loans.

The Issuer covenants that it shall only acquire Timeshare Loans in accordance with the provisions of the Sale Agreement and, without limiting the generality of the Granting Clause, upon any such acquisition, such Timeshare Loans shall be deemed to be a part of the Trust Estate.

SECTION 4.3. [RESERVED].

SECTION 4.4. Tax Treatment.

(a) The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and is not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the Obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.

(b) It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness to the Noteholders (or beneficial owners of the Notes) secured by the Timeshare Loans (the “Intended Tax Characterization”). The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization. Each of the Issuer, the Servicer, the Indenture Trustee, the Club Trustee, the Funding Agents and the Backup Servicer by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law.

(c) None of the Issuer, the Servicer, the Club Trustee or the Backup Servicer shall take any action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan and the other Timeshare Loans constituting the Trust Estate has been assigned to the Indenture Trustee on behalf of the Noteholders.

SECTION 4.5. Further Action Evidencing Grant of Security Interest and Assignments.

(a) The Issuer and the Indenture Trustee each agrees that, from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Required Noteholders may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request and upon the request of the Indenture Trustee, execute and file or record (or cause to be executed and filed or recorded) financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall deliver promptly to the Indenture Trustee file-stamped copies of any such filings.

(b) (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute, file and record all documents including, but not limited to, Assignments of Mortgage, UCC-1 financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute, file and record all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

SECTION 4.6. Substitution and Repurchase of Timeshare Loans.

(a) Mandatory Substitution and Repurchase of Timeshare Loans for Breach of Representation or Warranty. If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Depositor in the Sale Agreement were incorrect at the time such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture, the Depositor and the Club Originator. In the event any such representation or warranty of the Depositor is incorrect and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders therein, then the Issuer and the Indenture Trustee shall require the Depositor, within 30 days (or, if the Depositor shall have provided satisfactory evidence to the Funding Agents (in their sole discretion) that (1) such breach cannot be cured within the 30 day period, (2) such breach can be cured within an additional 30 day period and (3) it is diligently pursuing a cure, then 60 days) after the date it is first notified of, or otherwise obtains Knowledge of, such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”), either to (i) repurchase the Issuer’s interest in such Defective Timeshare Loan at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the Substitution Shortfall Amounts, if any. The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under the Sale Agreement within the aforementioned 30 day or 60-day period.

(b) Optional Purchase or Substitution of Club Loans. Pursuant to the Purchase Agreement, with respect to any Original Club Loan, on any date, the Club Originator, as designee of the Depositor, will (at its option), if the related Obligor has elected to effect, and the Club Originator has agreed to effect, an Upgrade, either (i) pay to the Collection Account the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (A) 20% of the sum of the Aggregate Initial Loan Balance, less (B) the Loan Balances of Original Club Loans previously substituted by the Club Originator pursuant to this Section 4.6(b) on the related substitution dates. The Club Originator, as designee of the Depositor, shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, into the Collection Account as set forth in Section 4.6(d) below. The Issuer acknowledges that the Club Originator has agreed to use best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option, and to the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan (in which case, clause (rr) of Schedule I to the Purchase Agreement and the Sale Agreement shall not apply as an eligibility requirement) and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

(c) Optional Purchase or Substitution of Defaulted Timeshare Loans. Pursuant to the Purchase Agreement, with respect to any Defaulted Timeshare Loans, on any date, the Club Originator, as designee of the Depositor shall have the option, but not the obligation, to either (i) purchase the Defaulted Timeshare Loan at the Repurchase Price for such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the option to repurchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively. The Club Originator, as designee of the Depositor, shall purchase or substitute Defaulted Timeshare Loans as provided herein and the Club Originator shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, into the Collection Account as set forth in Section 4.6(d) hereof. The Club Originator, may irrevocably waive the Club Originator’s option to purchase or substitute a Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit G attached hereto.

(d) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer and the Indenture Trustee shall direct that the Depositor remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee on the applicable dates of repurchase or substitution of a Timeshare Loan for deposit in the Collection Account.

(e) Schedule of Timeshare Loans. The Issuer and Indenture Trustee shall direct the Depositor to provide or cause to be provided to the Indenture Trustee on any date on which a Timeshare Loan is purchased, repurchased or substituted with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

(f) Officer’s Certificate. No substitution of a Timeshare Loan shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate from the Club Originator indicating that (i) the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan”, (ii) the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian or shall be delivered within five Business Days, and (iii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loan have been delivered to the Servicer.

(g) Qualified Substitute Timeshare Loans. Within five Business Days after a Transfer Date, the Issuer and the Indenture Trustee shall direct the Depositor to deliver or cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Loans to the Custodian in accordance with the provisions of this Indenture and the Custodial Agreement.

SECTION 4.7. Release of Lien.

(a) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan purchased, repurchased or substituted under Section 4.6 hereof, (i) upon satisfaction of each of the applicable provisions of Section 4.6 hereof, (ii) in the case of any purchase or repurchase, after a payment by the Depositor of the Repurchase Price of the Timeshare Loan, and (iii) in the case of any substitution, after payment by the Depositor of the applicable Substitution Shortfall Amounts, if any, pursuant to Section 4.6 hereof.

(b) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan which has been paid in full.

(c) In connection with (a) and (b) above, the Issuer and Indenture Trustee will execute and deliver such releases, endorsements and assignments as are provided to it by the Depositor, in each case, without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee, the legal and beneficial ownership of each Timeshare Loan being released pursuant to this Section 4.7. The Servicer shall deliver a Request for Release to the Custodian with respect to the related Timeshare Loan Files and Timeshare Loan Servicing Files being released pursuant to this Section 4.7, and such files shall be transferred to the Depositor or its designee.

SECTION 4.8. Appointment of Custodian and Paying Agent.

(a) The Indenture Trustee may appoint a custodian to hold all or a portion of the Timeshare Loan Files as agent for the Indenture Trustee. Each custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $100,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer. The Indenture Trustee has appointed U.S. Bank National Association as the Custodian. The Indenture Trustee shall not be responsible for paying the Custodian Fee or any other amounts owed to the Custodian.

(b) The Issuer has appointed the Indenture Trustee as a Paying Agent. The Issuer may appoint other Paying Agents from time to time. Any such other Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 7.7 hereof.

ARTICLE V.

SERVICING OF TIMESHARE LOANS

SECTION 5.1. Appointment of Servicer and Backup Servicer; Servicing Standard.

(a) Subject to the terms and conditions herein, the Issuer and the Indenture Trustee has appointed Bluegreen as the initial Servicer hereunder. The Servicer, as an independent contractor, shall service, administer and collect all payments made in respect of the Timeshare Loans and perform all of its duties hereunder in accordance with the Servicing Standard. Each of the Issuer and the Indenture Trustee grants to the Servicer a revocable power of attorney to take any and all steps on behalf of the Issuer or the Indenture Trustee, as applicable, necessary or desirable, to service and administer the Timeshare Loans.

(b) Subject to the terms and conditions herein and in the Backup Servicing Agreement, the Issuer has appointed Concord Servicing Corporation to act as the initial Backup Servicer hereunder. The Backup Servicer, as an independent contractor, shall service and administer the Timeshare Loans and perform all of its duties hereunder and under the Backup Servicing Agreement in accordance with the Servicing Standard.

SECTION 5.2. Payments on the Timeshare Loans.

(a) The Servicer shall, in a manner consistent with the Servicing Standard, collect all payments made under each Timeshare Loan and direct each applicable Obligor to timely make all payments in respect of his or her Timeshare Loan to the Lockbox Account maintained at the Lockbox Bank and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans into the Lockbox Account.

(b) On each Funding Date, the Servicer shall cause to be deposited into the Collection Account all amounts collected and received in respect of the related Timeshare Loans after the related Cut-Off Date (without deduction for any Liquidation Expenses).

(c) Subject to subsection (d) below, the Indenture Trustee shall direct the Lockbox Bank (other than an amount equal to $20,000 that will remain in the Lockbox Account for administrative purposes) to remit all collections in respect of the Timeshare Loans on deposit in the Lockbox Account into the Collection Account on each Business Day via automated repetitive wire.

(d) Liquidation Expenses shall be reimbursed as Additional Servicing Compensation to the Servicer in accordance with Section 3.2(a) hereof. To the extent that the Servicer has received any Liquidation Expenses as Additional Servicing Compensation and shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.3(b) hereof.

(e) The Servicer agrees that to the extent it receives any amounts in respect of any insurance policies which are not payable to the Obligor or otherwise necessary for the intended use, or any other collections relating to the Trust Estate, it shall deposit such amounts into the Collection Account within two Business Days of receipt thereof (unless otherwise expressly provided herein).

SECTION 5.3. Duties and Responsibilities of the Servicer.

(a) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

(i) perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

(ii) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

(iii) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

(iv) contact Obligors to effect collections and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means;

(v) report tax information to Obligors and taxing authorities to the extent required by law;

(vi) take such other action as may be necessary or appropriate in the Servicer’s judgment (which shall be consistent with the Servicing Standard) for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to the Lockbox Account in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;

(vii) arranging for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans and the remarketing of such Timeshare Properties as provided in Section 5.3(a)(xiii) hereof;

(viii) use reasonable best efforts to enforce the purchase and substitution obligations of the Club Originator under the Purchase Agreement and the Depositor under the Sale Agreement with respect to breaches of representations and warranties related to the Timeshare Loans;

(ix) refrain from modifying, waiving or amending the terms of any Timeshare Loan; provided, however, the Servicer may modify, waive or amend a Timeshare Loan for which a default on such Timeshare Loan has occurred or is imminent and such modification, amendment or waiver will not (A) materially alter the interest rate on or the principal balance of such Timeshare Loan, (B) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse affect on the Noteholders, (C) adversely affect the Timeshare Property underlying such Timeshare Loan or (D) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided, further, the Servicer may grant a single extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (x) such Timeshare Loan is in default or a default on such Timeshare Loan is likely to occur in the foreseeable future and (y) the value of such Timeshare Loan will be enhanced by such extension; provided, further, the Servicer shall not be permitted to modify, waive or amend the terms of any Timeshare Loan if the sum of the Cut-Off Date Loan Balance of such Timeshare Loan and the Cut-Off Date Loan Balances of all other Timeshare Loans for which the Servicer has modified, waived or amended the terms thereof exceeds 1% of the Aggregate Initial Loan Balance;

(x) work with Obligors in connection with any transfer of ownership of a Timeshare Property by an Obligor to another Person (to the extent permitted), whereby the Servicer may, only if required by law, consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property (to the extent permitted); provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in Section 5.3(a)(ix) hereof;

(xi) to the extent that the Custodian Fees or the Lockbox Fees are, in the Servicer’s reasonable business judgment, no longer commercially reasonable, use commercially reasonable efforts to exercise its rights under the Custodial Agreement or the Lockbox Agreement to replace the Custodian or Lockbox Bank, as applicable. Any such successor shall be reasonably acceptable to the Indenture Trustee;

(xii) delivery of such information and data to the Backup Servicer as is required under the Backup Servicing Agreement; and

(xiii) in the event that a Defaulted Timeshare Loan is not or cannot be released from the Lien of the Indenture pursuant to Section 4.7 hereof, the Servicer shall, in accordance with the Servicing Standard, promptly institute collection procedures, which may include, but is not limited to, cancellation, forfeiture, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure (each, a “Foreclosure Property”). Upon the Timeshare Property becoming a Foreclosure Property, the Servicer shall cause the Remarketing Agent to promptly attempt to remarket such Foreclosure Property in accordance with and pursuant to the Remarketing Agreement. The Remarketing Fees due under the Remarketing Agreement shall constitute Liquidation Expenses and upon reimbursement to the Servicer shall be paid by the Servicer to the Remarketing Agent.

(b) The Servicer shall for each applicable Credit Card Timeshare Loan, pay the service charge imposed by the applicable credit card vendor for processing the payment due from the Obligor.

(c) For so long as Bluegreen or any of its Affiliates controls the Resorts, the Servicer shall use commercially reasonable best efforts to cause the Club Managing Entity to maintain or cause to maintain the Resorts in good repair, working order and condition (ordinary wear and tear excepted).

(d) For so long as Bluegreen or any of its Affiliates controls the Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort at all times shall be reasonably satisfactory to the Required Noteholders. For so long as Bluegreen or any of its Affiliates controls the Association for a Resort, and Bluegreen or an Affiliate thereof is the manager, (i) if an amendment or modification to the related management contract and master marketing and sale contract materially and adversely affects the Noteholders, then it may only be amended or modified with the prior written consent of the Required Noteholders, which consent shall not be unreasonably withheld or delayed and (ii) if an amendment or modification to the related management contract and master marketing and sale contract does not materially and adversely affect the Noteholders, Bluegreen shall send a copy of such amendment or modification to the Funding Agents with the Monthly Report to be delivered subsequent to the effective date of such amendment or modification.

(e) In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through Bluegreen or one of its Affiliates which materially adversely affects the Issuer’s interest in such Timeshare

Loan, Bluegreen shall, within the earlier to occur of ten Business Days after such attachment or the respective lienholders’ action to foreclose on such lien, either (i) cause such Lien to be released of record, (ii) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Indenture Trustee, in an amount and in form reasonably acceptable to the Indenture Trustee or (iii) provide the Indenture Trustee with such other security as the Indenture Trustee may reasonably require.

(f) The Servicer shall: (i) promptly notify the Indenture Trustee and the Funding Agents of (A) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Trust Estate, or any material part thereof, and (B) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Trust Estate or the Servicer’s ability to service the same; (ii) at the request of Indenture Trustee or the Funding Agents with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (iii) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.

(g) Except as contemplated by the Transaction Documents, the Servicer shall not, and shall not permit the Club Managing Entity to, encumber, pledge or otherwise grant a Lien or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Club Managing Entity, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Club the use of, and access to, the Reservation System in accordance with the terms of the Club Management Agreement. Notwithstanding the foregoing, should the Club Managing Entity determine that it is desirable to replace the existing hardware and software related to the Reservation System, it will be allowed to enter into a lease or finance arrangement in connection with the lease or purchase of such hardware and software.

(h) The Servicer shall comply in all material respects with the Collection Policy and the Credit Policy attached hereto as Exhibit J and Exhibit K, respectively, in regard to each Timeshare Loan. The Servicer shall (i) notify the Funding Agents ten days prior to any material amendment or change to the Collection Policy or the Credit Policy and (ii) obtain the Funding Agents’ prior written consent (which consent will not be unreasonably withheld or delayed) to any material amendment or change to the Collection Policy or the Credit Policy that will affect any Timeshare Loan in the Trust Estate; provided, that the Servicer may immediately implement any changes (and provide notice to the Funding Agents subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of the Servicer.

(i) The Servicer shall comply in all material respects with the terms of the Timeshare Loans.

(j) In connection with the Servicer’s duties under (vii) and (xiii) of subsection (a) above, the Servicer will undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer performs any such duties with respect to Timeshare Loans owned by it or its Affiliates.

SECTION 5.4. Servicer Events of Default.

(a) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may (with the consent of the Required Noteholders), and upon notice from the Required Noteholders, shall, terminate, on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture. The Indenture Trustee shall immediately give written notice of such termination to the Backup Servicer. Unless consented to by the Required Noteholders, the Issuer may not waive any Servicer Event of Default.

(b) Replacement of Servicer. From and after the receipt by the Servicer of such written termination notice or the resignation of the Servicer pursuant to Section 5.10 hereof, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall, pass to and be vested in the Indenture Trustee, and the Indenture Trustee shall be the successor Servicer hereunder (and, in connection therewith, the Indenture Trustee shall assume the duties and obligations of the Servicer) and the duties and obligations of the Servicer shall terminate. The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Backup Servicer in such transfer. If the Servicer fails to undertake such action as is reasonably necessary to effectuate such a transfer, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. The Servicer agrees that if it is terminated pursuant to this Section 5.4, it shall promptly (and, in any event, no later than five Business Days subsequent to its receipt of the notice of termination from the Indenture Trustee) provide the Indenture Trustee, the Backup Servicer or their respective designees (with reasonable costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Indenture Trustee to assume the Servicer’s functions hereunder and for the Backup Servicer to assume the functions required by the Backup Servicing Agreement, and the Servicer shall cooperate with the Indenture Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Servicer’s obligations hereunder, including, without limitation, the transfer within one Business Day to the Indenture Trustee or its designee for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination). The Indenture Trustee shall be entitled to renegotiate the Servicing Fee; provided, however, that (i) no change to the Servicing Fee may be made unless the Indenture Trustee shall have received the written consent of the Required Noteholders and (ii) the Indenture Trustee shall continue to fulfill the duties and obligations of the Servicer regardless of whether any change is consented to by such Noteholders. Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee or Bluegreen be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to assume the obligations of Servicer under this Indenture.

The Indenture Trustee shall be entitled to be reimbursed by the Servicer, (or by the Trust Estate to the extent set forth in Section 3.4(a)(i) or Section 6.6(a)(i) hereof) if the Servicer is unable to fulfill its obligations hereunder for all Servicer Termination Costs.

The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

Notwithstanding anything contained in this Indenture to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”), without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that each successor Servicer shall agree to use its best efforts to prevent further Continued Errors. In the event that the successor Servicer becomes aware of Errors or Continued Errors, the successor Servicer shall, with the prior consent of the Indenture Trustee, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.

The Indenture Trustee may appoint an Affiliate as the successor Servicer and the provisions of this Section 5.4(b) related to the Indenture Trustee shall apply to such Affiliate.

(c) Any successor Servicer, including the Indenture Trustee, shall not be deemed to be in default or to have breached its duties as successor Servicer hereunder if the predecessor Servicer shall fail to deliver any required deposit into the Collection Account or otherwise fail to cooperate with, or take any actions required by such successor Servicer related to the transfer of servicing hereunder.

(d) Any successor Servicer appointed pursuant to this Indenture (i) as a condition to any such appointment (other than the Indenture Trustee), shall be a nationally recognized and licensed servicer of timeshare loan receivables that (A) is actively servicing a portfolio of loans with an aggregate principal balance of not less than $200,000,000, (B) has servicing and collection capabilities for all categories of delinquent and defaulted loans (including through foreclosure) and (C) is not an Affiliate of any Noteholder, and (ii) shall be subject to all of the terms and conditions of the Servicer under this Indenture (other than such terms and conditions as are unique to the initial Servicer), including, without limitation, the requirement to adhere to the Servicing Standard in the performance of the services to be furnished by it under this Indenture.

SECTION 5.5. Accountings; Statements and Reports.

(a) Monthly Servicer Report. Not later than four Business Days prior to the Payment Date, the Servicer shall deliver to the Issuer, the Indenture Trustee and the Funding Agents, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit D hereto, detailing certain activity relating to the Timeshare Loans. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Indenture Trustee or the Funding Agents in writing at least five Business Days prior to such Determination Date. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit E hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report. The Servicer agrees to consult and cooperate with the Funding Agents in the preparation of the Monthly Servicer Report.

(b) Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Funding Agents, an Officer’s Certificate on or before April 30 of each year commencing in 2014: (x) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Indenture during such period has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period, to the best of such officer’s knowledge, the Servicer had performed and observed all of its obligations under this Indenture, and (y) either (A) stating that based on such review, no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof.

(c) Annual Accountants’ Reports. On or before each April 30 of each year commencing in 2014, the Servicer shall (i) cause a firm of independent public accountants to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Indenture Trustee and the Funding Agents) to the effect that (1) such firm has examined and audited the Servicer’s servicing controls and procedures for the previous calendar year and that such independent public accountants have examined certain documents and records (including computer records) and servicing procedures of the Servicer relating to the Timeshare Loans, (2) they have examined the most recent Monthly Servicer Report prepared by the Servicer and three other Monthly Servicer Reports chosen at random by such firm and compared such Monthly Servicer Reports with the information contained in such documents and records, (3) their examination included such tests and procedures as they considered necessary in the circumstances, (4) their examinations and comparisons described under clauses (1) and (2) above disclosed no exceptions which, in their opinion, were material, relating to such Timeshare

Loans or such Monthly Servicer Reports, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material, and (5) on the basis of such examinations and comparisons, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Timeshare Loans in compliance with this Indenture and the other Transaction Documents in all material respects and that such documents and records have been maintained in accordance with this Indenture and the other Transaction Documents in all material respects, except in each case for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such written report. The report will also indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The Funding Agents shall agree (prior to the delivery of any report) to the procedures to be performed by independent public accountants in any of the reports required to be prepared pursuant to this Section 5.5(c).

(d) Report on Proceedings and Servicer Event of Default. (i) Promptly upon a Responsible Officer of the Servicer’s obtaining Knowledge of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and its subsidiaries, as a whole, the Servicer shall send written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon obtaining Knowledge of the existence of any condition or event which constitutes a Servicer Event of Default, the Servicer shall send written notice to the Issuer, the Indenture Trustee and the Funding Agents describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

(e) Quarterly Financial Reports. Within 45 days after the end of each of Servicer’s (provided the Servicer is Bluegreen or an Affiliate thereof) first three fiscal calendar periods each year (or, if later, that date by which Bluegreen or an affiliate is required to file financial statements with the Securities and Exchange Commission), the Servicer shall deliver to the Funding Agents, unaudited financial statements of Servicer (provided the Servicer is Bluegreen or an Affiliate thereof) certified by its chief financial officer as well as, to the extent requested by the Funding Agents and available to Servicer (provided the Servicer is Bluegreen or an Affiliate thereof), unaudited bi-annual financial statements of the Association managed by the Club Managing Entity; provided, however, the Servicer shall be deemed to be in compliance with this Section 5.5(e) to the extent the documents required to be filed pursuant to this Section 5.5(e) are filed publicly within the time periods required by this Section 5.5(e).

(f) Audit Reports. To the extent Bluegreen or its Affiliate is the Servicer, the Servicer shall deliver to the Indenture Trustee and the Funding Agents promptly upon receipt thereof, one copy of each other report submitted to the Servicer by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Servicer.

(g) Other Reports. To the extent Bluegreen Corporation or its Affiliate is the Servicer, the Servicer shall deliver to the Indenture Trustee and the Funding Agents, such other reports, statements, notices or written communications relating to the Servicer, the Associations or the Resorts as are available to Servicer and as the Funding Agents may reasonably require.

SECTION 5.6. Records.

The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute property of the Trust Estate) at the address specified in Section 13.3 hereof or, upon 15 days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located (or upon 24 hours’ written notice if an Event of Default or Servicer Event of Default shall have occurred).

SECTION 5.7. Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain or cause to be maintained fidelity bond and errors and omissions insurance with respect to the Servicer in such form and in amounts as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors; provided that such insurance shall be in a minimum amount of $1,000,000 per policy and shall name the Indenture Trustee as a certificateholder. No provision of this Section 5.7 requiring such fidelity bond or errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond or errors and omissions insurance coverage and, by the terms of such fidelity bond or errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer. Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond and the errors and omissions insurance. Any such fidelity bond or errors and omissions insurance policy shall not be canceled or modified in a materially adverse manner without 30 days’ prior written notice to the Indenture Trustee; provided, that the Servicer agrees to use commercially reasonable efforts to require the applicable insurer to provide 10 days’ prior written notice of any cancellation or materially adverse modification initiated by such insurer.

SECTION 5.8. Merger or Consolidation of the Servicer.

(a) The Servicer shall promptly provide written notice to the Indenture Trustee and the Funding Agents of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this Indenture.

(b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to lawfully transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Indenture Trustee (A) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and the other Transaction Documents to which the Servicer is a party and (B) an opinion of counsel as to the enforceability of such agreement.

SECTION 5.9. Sub-Servicing.

(a) The Servicer may enter into one or more sub-servicing agreements with a sub-servicer upon the consent of the Funding Agents that the execution of such sub-servicing agreement and the retention of such sub-servicer would not result in a qualification, downgrade or withdrawal of any rating assigned to the Notes, if any. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a sub-servicer on behalf of the Servicer. Any sub-servicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture. The Servicer shall be solely responsible for any sub-servicing fees due and payable to such sub-servicer.

(b) Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture, without diminution of such obligation or liability by virtue of such sub-servicing agreement, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.

SECTION 5.10. Servicer Resignation.

The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (i) a successor servicer, acceptable to the Issuer, the Indenture Trustee and the Required Noteholders, enters into an agreement in form and substance satisfactory to the Indenture Trustee and the Required Noteholders, which contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture from and after the date of assumption, and (ii) the Issuer, the Indenture Trustee and the Required Noteholders consent to the assumption of the duties, obligations and liabilities of this Indenture by such successor Servicer. Upon such resignation, the Servicer shall comply with Section 5.4(b) hereunder.

Except as provided in the immediately preceding paragraph or elsewhere in this Indenture, or as provided with respect to the survival of indemnifications herein, the duties and obligations of a Servicer under this Indenture shall continue until this Indenture shall have been terminated as provided herein. The duties and obligations of a Servicer hereunder shall survive the exercise by the Indenture Trustee of any right or remedy under this Indenture or the enforcement by the Indenture Trustee of any provision of this Indenture.

SECTION 5.11. Fees and Expenses.

As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Sections 3.2(a), 3.4 and 6.6 hereof, the Servicing Fee and any Additional Servicing Compensation. Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

SECTION 5.12. Access to Certain Documentation.

Upon ten Business Days’ prior written notice (or, one Business Day’s prior written notice after the occurrence and during the continuance of an Event of Default or a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee or any Noteholder and, subject to the following sentence, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer or such Noteholder and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit the Issuer, the Indenture Trustee or any Noteholder or its agents or representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Prior to the continuance of any Servicer Event of Default, Bluegreen shall pay all reasonable costs and expenses of DZ BANK for up to two visits per calendar year in connection with its exercise of inspection rights under this Section 5.12. Nothing in this Section 5.12 and Section 1.11 hereof shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.

SECTION 5.13. No Offset.

Prior to the termination of this Indenture, the obligations of the Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee or any Noteholder, whether in respect of this Indenture, any Timeshare Loan or otherwise.

SECTION 5.14. Account Statements.

In connection with the Servicer’s preparation of the Monthly Servicer Reports, the Indenture Trustee agrees to deliver to the Servicer a monthly statement providing account balances of each of the Trust Accounts.

SECTION 5.15. Indemnification; Third Party Claim.

The Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Funding Agents and the Noteholders from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Funding Agents if it has Knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, the Servicer shall assume, with the consent of the Indenture Trustee and the Funding Agents, the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.

SECTION 5.16. Backup Servicer.

(a) Backup Servicing Agreement. The Issuer, the Indenture Trustee, the Servicer, the Depositor and the Backup Servicer have executed the Backup Servicing Agreement. The Backup Servicer shall be responsible for each of the duties and obligations imposed upon it by the provisions of the Backup Servicing Agreement and shall have no duties or obligations under any Transaction Document to which it is not a party.

(b) Termination of Servicer; Cooperation. In the event that the Servicer is terminated or resigns in accordance with the terms of this Indenture, the Backup Servicer agrees to continue to perform it duties and obligations hereunder and in the Backup Servicing Agreement without interruption. The Backup Servicer agrees to cooperate in good faith with any successor Servicer to effect a transition of the servicing obligations by the Servicer to any successor Servicer. The Indenture Trustee agrees to provide such information regarding the Trust Accounts as the Backup Servicer shall require to produce the Monthly Servicer Report on and after the Assumption Date.

(c) Backup Servicer Duties After Assumption Date. In the event that the Servicer is terminated or resigns in accordance with this Indenture, the Backup Servicer agrees that it shall undertake those servicing duties and obligations as set forth in and subject to Section 2 and Schedule V of the Backup Servicing Agreement. Notwithstanding Section 5.9 hereof, so long as Concord Servicing Corporation is the Backup Servicer, the Indenture Trustee, as successor Servicer, will not be obligated or liable for the servicing and administration activities to the extent that the Backup Servicer is responsible for such activities under the Backup Servicing Agreement.

(d) Backup Servicing Fee. Prior to the Assumption Date, the Backup Servicer shall receive its Backup Servicing Fee in accordance with Sections 3.4 or 6.6 hereof, as applicable. On and after the Assumption Date, the Indenture Trustee, as successor Servicer, will be obligated to distribute the Backup Servicing Fee to the Backup Servicer from amounts received by the Indenture Trustee in respect of the Servicing Fee.

(e) Termination of Backup Servicer. Notwithstanding anything to the contrary herein, the Indenture Trustee may (with the consent of the Required Noteholders), and upon notice from the Required Noteholders, shall remove the Backup Servicer with or without cause at any time and replace the Backup Servicer pursuant to the provisions of the Backup Servicing Agreement. In the event that the Indenture Trustee shall exercise its rights to remove and replace Concord Servicing Corporation as Backup Servicer or Concord Servicing Corporation shall have terminated the Backup Servicing Agreement in accordance with the terms thereof, Concord Servicing Corporation shall have no further obligation to perform the duties of the Backup Servicer under this Indenture. In the event of a termination of the Backup Servicing Agreement, the Indenture Trustee shall appoint a successor Backup Servicer reasonably acceptable to the Indenture Trustee and with the approval of the Funding Agents at the written direction of the Required Purchasers. Upon the termination or resignation of the Backup Servicer, the Indenture Trustee shall be deemed to represent, warrant and covenant that it will service or engage a subservicer to perform each of the servicing duties and responsibilities described in this Indenture.

SECTION 5.17. Aruba Notices.

Within 30 days of the related Funding Date, the Servicer shall confirm that notices have been mailed out to each Obligor under a Timeshare Loan with respect to any Resort in the country of Aruba that such Timeshare Loan has been transferred and assigned to the Issuer and that the Issuer has in turn, pledged such Timeshare Loan to the Indenture Trustee, in trust, for the benefit of the Noteholders. Such notice may include any notice or notices that the Aruba Originator’s predecessors in title to the Timeshare Loan may give to the same Obligor with respect to any transfers and assignments of the Timeshare Loan by such predecessors. Such notice shall be in the form attached hereto as Exhibit H, as the same may be amended, revised or substituted by the Indenture Trustee and the Servicer from time to time.

SECTION 5.18. Recordation.

The Servicer agrees to cause all evidences of recordation of the original Mortgage related to all Deeded Club Loans included in the Trust Estate to be delivered to the Custodian to be held as part of the Timeshare Loan Files. Upon the direction of the Noteholders, the Indenture Trustee shall cause either the Custodian or a third party appointed by the Indenture Trustee (at the direction of the Noteholders) to complete the Assignments of Mortgage with respect to each such Mortgage and (at the Servicer’s expense) record such assignments of mortgage in all appropriate jurisdictions.

ARTICLE VI.

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1. Notice of Defaults. The Issuer and the Servicer shall promptly notify the Indenture Trustee, the Funding Agents and the Noteholders upon obtaining knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 6.2. Acceleration of Maturity; Rescission and Annulment.

(a) Upon the occurrence and continuance of an Event of Default, if (i) such Event of Default is of the kind specified in subparagraph (d) or (e) of the definition of Event of Default, then the Notes shall automatically become due and payable at the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon or (ii) such Event of Default is of the kind specified in subparagraph (a) of the definition of Event of Default and either (x) the Funding Agents have, in their good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance or (y) such Event of Default continues for two consecutive Payment Dates, then the Notes shall automatically become due and payable at the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon.

(b) Upon the occurrence and continuance of an Event of Default, if such Event of Default is of the kind specified in subparagraph (a) of the definition of Event of Default (and neither of the events described in Section 6.2(a)(ii)(x) and (y) hereof have occurred), the Indenture Trustee shall, upon notice from the Required Noteholders, declare the Notes to be immediately due and payable at the Aggregate Outstanding Note Balance plus all accrued and unpaid interest thereon.

(c) Upon the occurrence and continuance of an Event of Default, if such Event of Default (other than an Event of Default of the kind described in Sections 6.2(a) or (b) hereof) shall occur and is continuing, the Indenture Trustee shall, upon notice from the Required Noteholders, declare the Notes to be immediately due and payable at the Aggregate Outstanding Note Balance plus all accrued and unpaid interest thereon.

(d) Upon any such declaration or automatic acceleration, the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to the Funding Agents.

(e) At any time after such a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VI provided, the Required Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1)	all principal due on the Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit,

(2)	all interest due with respect to the Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the applicable Note Rate, and

(3)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee and the Servicer, its agents and counsel;

and

(ii) all Events of Default with respect to the Notes, other than the non-payment of the Aggregate Outstanding Note Balance which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

(f) An automatic acceleration under Section 6.2(a) hereof may only be rescinded and annulled by the Required Noteholders.

(g) Notwithstanding Section 6.2(d) and (e) hereof, (i) if the Indenture Trustee shall have commenced making payments as described in Section 6.6 hereof, no acceleration may be rescinded or annulled and (ii) no rescission shall affect any subsequent Events of Default or impair any rights consequent thereon.

SECTION 6.3. Remedies.

(a) If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has Knowledge, the Indenture Trustee shall immediately give notice to each Noteholder as set forth in Section 7.2 hereof and shall solicit such Noteholders for advice. The Indenture Trustee shall then take such action as so directed by the Required Noteholders subject to the provisions of this Indenture.

(b) Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to the limitations set forth in subsection (d) below and provided such action is not inconsistent with any other provision of this Indenture. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.

(c) If an Event of Default specified in subparagraph (a) of the definition of Event of Default occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the Aggregate Outstanding Note Balance and interest remaining unpaid with respect to the Notes.

(d) Subject to the provisions set forth herein, if an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, and at the instruction of the Requried Noteholders shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Funding Agents, the Servicer and the Noteholders of any such action.

(e) If the Indenture Trustee shall have received instructions from the Required Noteholders that such Persons approve of or request the liquidation of the Trust Estate, the Indenture Trustee shall to the extent lawful, promptly sell, dispose of or otherwise liquidate all of the Trust Estate in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids from third parties including cash bids or non-cash “credit bids” from any Noteholder, such bids to be approved by the Required Noteholders. The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

SECTION 6.4. Indenture Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding related to the Issuer, or any other obligor in respect of the Notes, or the property of the Issuer, or such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.6 hereof.

(b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize, consent to, accept or adopt on behalf of any Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.5. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and distributed pursuant to the priorities contemplated by Section 3.4 and Section 6.6 hereof, as applicable.

SECTION 6.6. Application of Money Collected.

(a) If a Payment Default Event shall have occurred and the Indenture Trustee has not yet effected the remedies under Section 6.3(d) and Section 6.16 hereof, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including, without limitation, the amounts on deposit in the General Reserve Account, shall be applied in the following order on each Payment Date:

(i) to the Indenture Trustee, any unpaid Indenture Trustee Fees and any extraordinary out-of-pocket expenses of the Indenture Trustee related to a servicing transfer (up to $10,000 per Payment Date, and no more than a cumulative total of $100,000) incurred and not reimbursed as of such date;

(ii) to the Owner Trustee, any accrued and unpaid Owner Trustee Fees;

(iii) to the Administrator, any accrued and unpaid Administrator Fees;

(iv) to the Custodian, any accrued and unpaid Custodian Fees;

(v) to the Lockbox Bank, any accrued and unpaid Lockbox Fees;

(vi) to the Trust Owner, any accrued and unpaid Trust Owner Fees;

(vii) to the Servicer, any accrued and unpaid Servicing Fees;

(viii) to the Backup Servicer, any accrued and unpaid Backup Servicing Fees;

(ix) to the Funding Agents, any accrued and unpaid Fees;

(x) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date;

(xi) to each Noteholder, its pro rata share of all remaining amounts until the Aggregate Outstanding Note Balance is reduced to zero;

(xii) to the Indenture Trustee, any extraordinary out-of-pocket expenses of the Indenture Trustee not paid in accordance with clause (i) above;

(xiii) to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xiv) any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations); and

(xv) any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

(b) If (i) (A) a Payment Default Event shall have occurred or (B) the Notes shall otherwise have been declared due and payable following an Event of Default and (ii) the Indenture Trustee shall have effected a sale of the Trust Estate under Section 6.3(d) and Section 6.16 hereof ((i) and (ii), a “Trust Estate Liquidation Event”), any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including without limitation the amounts on deposit in the General Reserve Account, shall be applied in the following order on each Payment Date:

(i) to the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees and certain expenses incurred and charged and unpaid as of such date;

(ii) to the Owner Trustee, any accrued and unpaid Owner Trustee Fees;

(iii) to the Administrator, any accrued and unpaid Administrator Fees;

(iv) to the Custodian, any accrued and unpaid Custodian Fees;

(v) to the Lockbox Bank, any accrued and unpaid Lockbox Fees;

(vi) to the Trust Owner, any accrued and unpaid Trust Owner Fees;

(vii) to the Servicer, any accrued and unpaid Servicing Fees;

(viii) to the Backup Servicer, any accrued and unpaid Backup Servicing Fees;

(ix) to the Funding Agents, any accrued and unpaid Fees;

(x) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date;

(xi) to each Noteholder, its pro rata share of all remaining amounts until the Aggregate Outstanding Note Balance is reduced to zero;

(xii) to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xiii) any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations); and

(xiv) any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

SECTION 6.7. Limitation on Suits.

No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for any other remedy hereunder, unless:

(a) there is a continuing Event of Default and such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Indenture Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Required Noteholders;

it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all such Noteholders. It is further understood and intended that so long as any portion of the Notes remains Outstanding, the Servicer shall not have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture (other than for the enforcement of Section 3.4 hereof) or for the appointment of a receiver or trustee (including without limitation a proceeding under the Bankruptcy Code), or for any other remedy hereunder. Nothing in this Section 6.7 shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of a Indenture Trustee pursuant to Section 7.8 hereof.

SECTION 6.8. Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Noteholder of any Note shall have the absolute and unconditional right to receive payment of the principal of, and interest on, such Note as such payments of principal and interest become due, including on the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder.

SECTION 6.9. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and, in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in the last paragraph of Section 2.5 hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 6.12. Control by Funding Agents.

Until such time as the conditions specified in Sections 11.1(a)(i) and (ii) hereof have been satisfied in full, the Funding Agents shall have the right to either direct the time, method and place of conducting the exercise of any trust or power conferred on, or any right or remedy available to the Indenture Trustee hereunder, or directly exercise any trust or power conferred on, or any right or remedy available to, the Indenture Trustee hereunder. The parties to this Indenture acknowledge and agree to the foregoing. Notwithstanding the foregoing, if the Funding Agents shall elect to direct the Indenture Trustee rather than directly exercising such rights:

(i) no such direction shall be in conflict with any rule of law or with this Indenture;

(ii) the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and

(iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to the Funding Agents.

SECTION 6.13. Waiver of Events of Default.

(a) Unless a Sequential Pay Event shall have occurred, the Required Noteholders may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

(i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Noteholder of such Note), or

(ii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected (which only may be waived by the Noteholders of all Outstanding Notes affected).

(b) A copy of each waiver pursuant to Section 6.13(a) hereof shall be furnished by the Issuer to the Indenture Trustee and each Noteholder. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs.

All parties to this Indenture agree (and each Noteholder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) to any suit instituted by any Noteholder or the Required Noteholders, or (iii) to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity, as applicable.

SECTION 6.15. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.16. Sale of Trust Estate.

(a) The power to effect the sale of the Trust Estate pursuant to Section 6.3 hereof shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes shall have been paid or losses allocated thereto and borne thereby. The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.

(b) Unless required by applicable law, the Indenture Trustee shall not sell to a third party the Trust Estate, or any portion thereof except as permitted under Section 6.3(e) hereof.

(c) In connection with a sale of the Trust Estate:

(i) any one or more Noteholders may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Indenture Trustee’s interest in the Trust Estate without recourse, representation or warranty in any portion of the Trust Estate in connection with a sale thereof;

(iii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v) the method, manner, time, place and terms of any sale of the Trust Estate shall be commercially reasonable.

SECTION 6.17. Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any other Transaction Document. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with the provisions of this Indenture.

SECTION 6.18. Performance and Enforcement of Certain Obligations.

Promptly following a request from the Indenture Trustee, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Club Originator and the Servicer, as applicable, of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement or any other Transaction Document to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Club Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Club Originator or the Servicer of each of their obligations under the Sale Agreement and the other Transaction Documents.

ARTICLE VII.

THE INDENTURE TRUSTEE

SECTION 7.1. Certain Duties.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; except as expressly set forth herein, the Indenture Trustee shall have no obligation to monitor the performance of the Servicer under the Transaction Documents.

(b) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; provided, however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.

(c) In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Indenture Trustee as successor Servicer) has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.2 hereof.

(d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity acceptable to the Indenture Trustee (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.1(e) shall not be construed to limit the effect of Section 7.1(a) and (b) hereof;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Sections 6.2(a), (b) or (c) hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.1.

(g) The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans or the Notes or the validity or sufficiency of any assignment of the Timeshare Loans to the Issuer or to the Trust Estate.

(h) Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.2. Notice of Events of Default.

The Indenture Trustee shall promptly (but, in any event, within three Business Days) notify the Issuer, the Servicer, the Funding Agents and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 7.3. Certain Matters Affecting the Indenture Trustee.

Subject to the provisions of Section 7.1 hereof:

(a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;

(c) Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e) Prior to the occurrence of an Event of Default or after the curing of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Required Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

(f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be an Affiliate of the Indenture Trustee), and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and

(g) Delivery of any reports, information and documents to the Indenture Trustee provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 7.4. Indenture Trustee Not Liable for Notes or Timeshare Loans.

(a) The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans and related assets to the Trust Estate.

(b) The Indenture Trustee (in its capacity as Indenture Trustee) shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Trust Estate or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Servicer or the Issuer with any covenant or the breach by the Servicer or the Issuer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Servicer, the Issuer or any Obligor; or any action of the Servicer or the Issuer taken in the name of the Indenture Trustee.

SECTION 7.5. Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not the Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may become the owner or pledgee of Notes with the same rights as it would have if it were not the Paying Agent, Note Registrar, co-registrar or co-paying agent.

SECTION 7.6. Indenture Trustee’s Fees and Expenses.

On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of out-of-pocket expenses incurred by it in connection with its responsibilities hereunder in the priorities provided in Sections 3.4 or 6.6 hereof, as applicable.

SECTION 7.7. Eligibility Requirements for Indenture Trustee.

Other than the initial Indenture Trustee, the Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “Baa2” from Moody’s and “BBB” from S&P, and (e) shall be acceptable to the Required Noteholders. If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7, the Indenture Trustee shall resign in the manner and with the effect specified in Section 7.8 below.

SECTION 7.8. Resignation or Removal of Indenture Trustee.

(a) The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer and the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by the Required Noteholders within 30 days after prior written notice, by written instrument, in sextuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Funding Agents, the Noteholders, the successor Indenture Trustee and the predecessor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.7 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer or the Required Noteholders may direct the Issuer to remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by the Required Noteholders, within 30 days after prior written notice, by written instrument, in sextuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Noteholders, the Funding Agents, the successor Indenture Trustee and the predecessor Indenture Trustee.

(c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.9 hereof.

SECTION 7.9. Successor Indenture Trustee.

(a) Any successor Indenture Trustee appointed as provided in Section 7.8 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Funding Agents, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor Indenture Trustee hereunder with like effect as if originally named a Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.

(b) In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust Estate hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor indenture trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c) No successor Indenture Trustee shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.7 hereof.

(d) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.

SECTION 7.10. Merger or Consolidation of Indenture Trustee.

Any corporation or other entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or other entity succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation or other entity shall be eligible under the provisions of Section 7.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.11. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Required Noteholders by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture.

(b) The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.

(d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

(e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(f) Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

SECTION 7.12. Paying Agent and Note Registrar Rights.

So long as the Indenture Trustee is the Paying Agent and Note Registrar, the Paying Agent and Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in this Article VII to the same extent and as fully as though named in place of the Indenture Trustee herein. The Paying Agent shall be compensated out of the Indenture Trustee Fee.

SECTION 7.13. Authorization.

The Issuer has authorized and directed the Indenture Trustee to enter into the Lockbox Agreement. The Indenture Trustee has established and hereby agrees to maintain an account (the “Lockbox Account”) for the benefit of the Noteholders. The Lockbox Account is titled as follows “U.S. Bank National Association, as Indenture Trustee of BXG Timeshare Trust I–Blocked Account, Timeshare Loan-Backed Notes, Series I”. The Indenture Trustee has been authorized and directed to act as titleholder of the Lockbox Account in accordance with the terms of the Lockbox Agreement for the benefit of the Noteholders with interests in the funds on deposit in such accounts. In addition, the Indenture Trustee is hereby authorized to enter into, execute, deliver and perform under, each of the applicable Transaction Documents executed on the Closing Date. The Lockbox Bank will be required to transfer and will be permitted to withdraw funds from the Lockbox Account in accordance with the Lockbox Agreement.

SECTION 7.14. Maintenance of Office or Agency.

The Indenture Trustee will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Indenture may be served. The Indenture Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of the location, and of any change in the location, of any such office or agency or shall fail to furnish the Issuer or the Servicer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

ARTICLE VIII.

COVENANTS OF THE ISSUER

SECTION 8.1. Payment of Principal, Interest and Other Amounts.

The Issuer will cause the due and punctual payment of the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 8.2. Eligible Timeshare Loan.

On each Transfer Date, each Timeshare Loan or Qualified Substitute Timeshare Loan being transferred on that date, as the case may be, shall be an Eligible Timeshare Loan.

SECTION 8.3. Money for Payments to Noteholders to Be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Sections 3.4 or 6.6 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances, except as provided in this Section 8.3, in Section 3.4 or Section 6.6 hereof, as the case may be.

(b) In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c) Except as required by applicable law, any money held by the Indenture Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note shall not bear interest and if remaining unclaimed for two years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the

Issuer), and all liability of the Indenture Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or the Paying Agent, before being required to make any such repayment, shall cause to be published once, at the expense and direction of the Issuer, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee or the Paying Agent shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable) from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder.

(d) The Issuer will cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 8.3, that such Paying Agent will:

(i) give the Indenture Trustee notice of any occurrence that is, or with notice or with the lapse of time or both would become, an Event of Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(ii) at any time during the continuance of any such occurrence described in clause (i) above, upon the written request of the Indenture Trustee, pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iii) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv) comply with all requirements of the Code or any applicable state law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.4. Existence; Merger; Consolidation, etc.

(a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.

(b) The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

(c) The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

(d) The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

SECTION 8.5. Protection of Trust Estate; Further Assurances.

(a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(i) Grant more effectively the assets comprising all or any portion of the Trust Estate;

(ii) maintain or preserve the Lien of this Indenture or carry out more effectively the purposes hereof;

(iii) publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Trust Estate; provided, that the Issuer shall not be required to cause the recordation of the Indenture Trustee’s name as Lien holder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;

(iv) enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Issuer will not cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to, actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Property not in compliance with applicable environmental statutes); and

(v) preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.

(b) The Issuer will not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the Custodial Agreement or such other instrument or agreement.

(c) The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer, provided, however, that no appointment of such Person shall relieve the Issuer of its duties and obligations hereunder. Initially, the Issuer has contracted with the Servicer, the Indenture Trustee and the Custodian pursuant to this Indenture to assist the Issuer in performing its duties under this Indenture and the other Transaction Documents.

(d) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Required Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Timeshare Loan (except to the extent otherwise provided in this Indenture or in the Timeshare Loan Documents) or the Transaction Documents, or waive timely performance or observance by the Servicer, the Indenture Trustee, the Custodian, the Paying Agent or the Depositor under this Indenture; and (ii) that any such amendment shall not (A) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee, to execute and deliver, at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or Assignment of Mortgage required pursuant to this Section 8.5; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee or the Servicer to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Indenture Trustee or the Servicer, as applicable, has Knowledge of any failure of the Issuer to comply with the provisions of this Section 8.5.

SECTION 8.6. Additional Covenants.

(a) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes (other than amounts properly withheld from such payments under the Code or any applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) engage in any business or activity other than as permitted by this Indenture, the Trust Agreement and the other Transaction Documents and any activities incidental thereto, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Article XI thereof;

(iv) issue debt of obligations under any indenture other than this Indenture;

(v) incur or assume, directly or indirectly, any indebtedness, except for such indebtedness as may be incurred by the Issuer pursuant to this Indenture, or guaranty any indebtedness or other obligations of any Person (other than the Timeshare Loans), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person (other than the Timeshare Loans);

(vi) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

(vii) (A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics; liens and other liens that arise by operation of law, in each case on any of the Resort Interests and arising solely as a result of an act or omission of the related Obligor) other than the Lien of this Indenture or (C) except as otherwise contemplated in this Indenture, permit the Lien of this Indenture (other than with respect to any Permitted Liens or such tax, mechanic’s or other lien) not to constitute a valid first priority security interest in the Trust Estate;

(viii) take any other action or fail to take any actions which may cause the Issuer to be taxable as an association pursuant to Section 7701 of the Code and the corresponding regulations, (b) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (c) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

(ix) change the location of its principal place of business without the prior notice to the Indenture Trustee, the Funding Agents and the Noteholders.

(b) Notice of Events of Default. Immediately upon the Issuer having Knowledge of the existence of any condition or event which constitutes a Default or an Event of Default or a Servicer Event of Default, the Issuer shall deliver to the Indenture Trustee and the Funding Agents a written notice describing its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.

(c) Report on Proceedings. Promptly upon the Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer, the Issuer shall deliver to the Indenture Trustee and the Funding Agents a written notice specifying the nature of such investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits.

SECTION 8.7. Taxes.

The Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with GAAP for the payment thereof.

SECTION 8.8. Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest to security in or of the Issuer, the Club Originator, the Depositor or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, payments and distributions to or on behalf of the Servicer, the Club Originator, the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Sale Agreement, the Trust Agreement or the other Transaction Documents. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.

SECTION 8.9. Treatment of Notes as Debt for Tax Purposes.

The Issuer shall treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.

SECTION 8.10. Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

SECTION 9.1. Supplemental Indentures.

(a) With the consent of the Required Noteholders and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may, pursuant to an Issuer Order, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby,

(i) change the Stated Maturity or Payment Date of any Note or the amount of principal payments or interest payments or any other amount due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity;

(ii) reduce the percentage of the Outstanding Note Balance, the consent of the Noteholders of which is required for any supplemental indenture, for any waiver of compliance with provisions of this Indenture or Events of Default and their consequences;

(iii) modify any of the provisions of this Section 9.1 or Section 6.13 hereof except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v) permit the creation of any lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Indenture; or

(vi) modify or change Section 2.4 or Article XV hereof;

provided, no such supplemental indenture may modify or change any terms whatsoever of this Indenture that could be construed as increasing the Issuer’s or the Servicer’s discretion hereunder.

(b) The Indenture Trustee shall promptly deliver, at least five Business Days prior to the effectiveness thereof to each Noteholder and the Funding Agents, a copy of any supplemental indenture entered into pursuant to Section 9.1(a) hereof.

SECTION 9.2. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture pursuant to Section 9.1 hereof without the consent of each Noteholder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.

SECTION 9.3. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.4. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X.

BORROWINGS

SECTION 10.1. Optional Borrowings. (a) On any Business Day prior to the Facility Termination Date (each a “Funding Date”), and subject to satisfaction of the following conditions, additional amounts may be borrowed or reborrowed by the Issuer under the Notes (a “Borrowing”) and from the Purchasers under the Note Funding Agreement:

(i) the Custodian shall have delivered to the Indenture Trustee and the Funding Agents the Custodian’s Certification pursuant to the Custodial Agreement with respect to the Timeshare Loan Documents related to the Timeshare Loans being purchased by the Depositor and the Issuer on such Funding Date;

(ii) no Event of Default has occurred and is continuing and no such event would result from the conveyance of such Timeshare Loans under the Purchase Agreement and the Sale Agreement or hereunder;

(iii) after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, the Outstanding Note Balance shall not exceed the Maximum Facility Balance and there shall not be a Borrowing Base Deficiency;

(iv) after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, each Hedge Agreement with Qualified Hedge Counterparties shall be in full force and effect;

(v) no Authorized Officer of the Indenture Trustee has actual knowledge or has received notice on or prior to such Funding Date that any conditions to such transfer have not been fulfilled and the Indenture Trustee shall have received such other documents, opinions, certificates and instruments as the Indenture Trustee may request;

(vi) the Servicer shall deliver to the Funding Agents and the Indenture Trustee, a Borrowing Notice;

(vii) the Borrowing does not exceed the Maximum Borrowing Amount; and

(viii) each of the conditions set forth in the Note Funding Agreement shall have been satisfied.

(b) Funding Dates shall not occur more frequently than twice every calendar month unless otherwise approved by the Funding Agents. Notice of any Borrowing shall be given by the Issuer to the Funding Agents as provided for in the Note Funding Agreement.

ARTICLE XI.

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of, and at the expense of, the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(1)	all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.3(c) hereof) have been delivered to the Indenture Trustee for cancellation; or

(2)	the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof;

(ii) the Issuer and the Servicer have paid or caused to be paid (out of Available Funds or amounts received pursuant to Article XIV hereof) all other sums payable hereunder by the Issuer and the Servicer for the benefit of the Noteholders and the Indenture Trustee; and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

At such time, the Indenture Trustee shall deliver to the Issuer all cash, securities and other property held by it as part of the Trust Estate other than funds deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) hereof, for the payment and discharge of the Notes.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.6 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) hereof, the obligations of the Indenture Trustee under Sections 11.2 and 8.3(c) hereof shall survive.

SECTION 11.2. Application of Trust Money; Repayment of Money Held by Paying Agent.

Subject to the provisions of Section 8.3(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 11.1 and 8.3 hereof shall be held in trust and applied by the Indenture Trustee in accordance with the provisions of the Notes, this Indenture and the Trust Agreement, to the payment, either directly or through a Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.4 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 11.3. Trust Termination Date.

Upon the full application of (a) moneys deposited pursuant to this Article XI or (b) proceeds of the Timeshare Loans pursuant to Sections 3.4 or 6.6 hereof, the Trust Estate created by this Indenture shall be deemed to have terminated and all Liens granted hereunder shall be released.

ARTICLE XII.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

SECTION 12.1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Indenture Trustee, the Servicer, the Backup Servicer, the Funding Agents and the Noteholders as of the Amendment Date and each Funding Date, as follows:

(a) Organization and Good Standing. The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the Transaction Documents and to perform the transactions contemplated hereby and thereby;

(b) Binding Obligation. This Indenture and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;

(c) No Consents Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

(d) No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture);

(e) No Proceedings. There is no pending or, to the Issuer’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of this Indenture or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Indenture or any of the Transaction Documents;

(f) Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the Transaction Documents;

(g) Name. The legal name of the Issuer is as set forth in the signature page of this Indenture and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(h) Eligible Timeshare Loans. Each Timeshare Loan subject to the Lien of this Indenture is an Eligible Timeshare Loan.

(i) Ordinary Course. Each remittance of Collections hereunder by the Issuer to, or at the direction of, the Noteholders will have been (a) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and the Noteholders and (b) made in the ordinary course of business or financial affairs of the Issuer and the Noteholders.

SECTION 12.2. Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Backup Servicer, the Funding Agents and the Noteholders, as of the Amendment Date and each Funding Date, the following:

(a) Organization and Authority. The Servicer:

(i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

(ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

(iii) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Servicer, activities or its ability to perform its obligations under the Transaction Documents.

(b) Place of Business. The address of the principal place of business and chief executive office of the Servicer is 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 and there have been no other such locations during the immediately preceding four months.

(c) Compliance with Other Instruments, etc. The Servicer is not in violation of any term of its articles of incorporation and by-laws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.

(d) Compliance with Law. The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The internal policies and procedures employed by the Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e) Pending Litigation or Other Proceedings. Other than as disclosed on Schedule 12.2(e) hereto, there is no pending or, to the best of the Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f) Taxes. Other than as disclosed on Schedule 12.2(e), the Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g) Transactions in Ordinary Course. The transactions contemplated by this Indenture are in the ordinary course of business of the Servicer.

(h) Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Proceedings. The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j) Defaults. The Servicer is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k) Insolvency. The Servicer is solvent. Prior to the date hereof, the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.

(l) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.

(m) Name. The legal name of the Servicer is as set forth in the signature page of this Indenture and the Servicer does not have any tradenames, fictitious names, assumed names or “doing business as” names other than “Bluegreen Patten Corporation” in North Carolina and “Bluegreen Corporation of Massachusetts” in Louisiana.

(n) Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Other than as disclosed on Schedule 12.2(e) hereto, there are no facts relating to the Servicer as of the Amendment Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Indenture, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(o) [Reserved].

(p) ACH Form. The Servicer has delivered a form of the ACH Form attached to the Sale Agreement to the Backup Servicer for its review.

(q) Credit Policy and Collection Policy. Each of the Credit Policy and the Collection Policy attached hereto as Exhibit J and Exhibit K, respectively (as the same may be amended from time to time in accordance with the provisions of this Indenture and the Note Funding Agreement), fairly represent the policies of the Servicer and, to the best knowledge of the Servicer, the Collection Policy is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.

SECTION 12.3. Representations and Warranties of the Indenture Trustee.

The Indenture Trustee hereby represents and warrants to the Servicer, the Issuer, the Backup Servicer, the Funding Agents and the Noteholders as of the Amendment Date and each Funding Date, the following:

(a) The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b) The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party by the Indenture Trustee, will not violate the Indenture Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(d) This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Indenture Trustee is not in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(f) No litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, would prohibit the Indenture Trustee from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

SECTION 12.4. Multiple Roles.

The parties expressly acknowledge and consent to U.S. Bank National Association, acting in the multiple roles of Indenture Trustee, the Paying Agent, the Note Registrar, the successor Servicer (in the event the Backup Servicer shall not serve as the successor Servicer) and the Custodian. U.S. Bank National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto, except in the case of negligence (other than errors in judgment) and willful misconduct by U.S. Bank National Association.

SECTION 12.5. [RESERVED].

SECTION 12.6. Covenants of the Club Trustee.

Until the date on which the Notes have been paid in full, the Club Trustee hereby covenants that:

(a) No Conveyance. The Club Trustee agrees not to convey any Resort Interest (as defined in the Club Trust Agreement) in the Club relating to a Timeshare Loan unless the Indenture Trustee shall have issued an instruction to the Club Trustee pursuant to Section 8.07(c) of the Club Trust Agreement in connection with its exercise of its rights as an Interest Holder Beneficiary (as defined in the Club Trust Agreement) under Section 7.02 of the Club Trust Agreement.

(b) Separate Corporate Existence. The Club Trustee shall:

(i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Club Trustee will not be diverted to any other Person or for other than trust or corporate uses of the Club Trustee, as applicable.

(ii) Ensure that, to the extent that it shares the same officers or other employees as any of its shareholders, beneficiaries or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii) Ensure that, to the extent that the Club Trustee and the Servicer (together with their respective shareholders or Affiliates) jointly do business with vendors or service providers or share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Club Trustee and the Servicer (together with their respective stockholders or Affiliates) do business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Club Trustee and any of its Affiliates shall be only on an arms’ length basis.

(iv) To the extent that the Club Trustee and any of its stockholders, beneficiaries or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v) Conduct its affairs strictly in accordance with the Club Trust Agreement or its amended and restated articles of incorporation, as applicable, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’, trustees’ and directors’ meetings appropriate to authorize all trust and corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(c) Merger or Consolidation. The Club Trustee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Club Trustee, as the case may be, has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Club Trustee, as the case may be, as an entirety, can lawfully perform the obligations of the Club Trustee hereunder and executes and delivers to the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Club Trustee under this Indenture.

(d) Corporate Matters. Notwithstanding any other provision of this Section 12.6 and any provision of law, the Club Trustee shall not do any of the following:

(i) engage in any business or activity other than as set forth herein or in or as contemplated by the Club Trust Agreement or its amended and restated articles of incorporation, as applicable;

(ii) without the affirmative vote of a majority of the members of the board of directors (or Persons performing similar functions) of the Club Trustee (which must include the affirmative vote of at least one duly appointed Independent Director (as defined in the Club Trust Agreement)), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, (G) terminate the Club Managing Entity as manager under the Club Management Agreement or (H) take any corporate action in furtherance of the actions set forth in clauses (A) through (G) above; provided, however, that no director may be required by any shareholder or beneficiary of the Club Trustee to consent to the institution of bankruptcy or insolvency proceedings against the Club Trustee so long as it is solvent;

(iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

(iv) with respect to the Club Trustee, amend or otherwise modify its amended and restated articles of incorporation or any definitions contained therein in a manner adverse to the Indenture Trustee or any Noteholder without the prior written consent of the Funding Agents.

(e) The Club Trustee shall not incur any indebtedness other than (i) trade payables and operating expenses (including taxes) incurred in the ordinary course of business or (ii) in connection with servicing Resort Interests included in the Club’s trust estate in the ordinary course of business consistent with past practices; provided, that in no event shall the Club Trustee incur indebtedness for borrowed money.

SECTION 12.7. Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Servicer, the Funding Agents and the Noteholders, as of the Amendment Date and each Funding Date, the following:

(a) Corporate Representations.

(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

(ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

(iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Backup Servicer activities or its ability to perform its obligations under the Transaction Documents.

(b) Place of Business. The address of the principal place of business and chief executive office of the Backup Servicer is as set forth in Section 13.3 and there have been no other such locations during the immediately preceding four months.

(c) Compliance with Other Instruments, etc. The Backup Servicer is not in violation of any term of its certificate of incorporation and by-laws. The execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Backup Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Backup Servicer pursuant to the terms of any instrument or agreement to which the Backup Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Backup Servicer.

(d) Compliance with Law. The Backup Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The internal policies and procedures employed by the Backup Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Backup Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Backup Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Backup Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Backup Servicer, (ii) the ability of the Backup Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f) Taxes. The Backup Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g) Transactions in Ordinary Course. The transactions contemplated by this Indenture are in the ordinary course of business of the Backup Servicer.

(h) Securities Laws. The Backup Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Proceedings. The Backup Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j) Defaults. The Backup Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Backup Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k) Insolvency. The Backup Servicer is solvent. Prior to the date hereof, the Backup Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Backup Servicer would constitute an unreasonably small amount of capital. In addition, the Backup Servicer has not incurred debts that would be beyond the Backup Servicer’s ability to pay as such debts matured.

(l) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party. The Backup Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Backup Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Backup Servicer.

(m) Name. The legal name of the Backup Servicer is as set forth in the signature page of this Indenture, and, other than Blackwell Recovery, the Backup Servicer does not have any tradenames, fictitious names, assumed names or “doing business as” names used in connection with the type of services to be performed by Backup Servicer pursuant to the Backup Servicing Agreement.

(n) Information. No document, certificate or report furnished by the Backup Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Backup Servicer as of the Amendment Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Backup Servicer, or which may impair the ability of the Backup Servicer to perform its obligations under this Indenture or any other Transaction Document to which it is a party, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Backup Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.1. Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Issuer (or any other obligor in respect of the Notes) to the Indenture Trustee to take any action under this Indenture, the Issuer (or such other obligor) shall furnish to the Indenture Trustee:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 13.2 hereof) stating that all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) at the request of the Indenture Trustee, an Opinion of Counsel (which shall include the statements set forth in Section 13.2 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.2. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.3. Notices.

(a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile, followed by delivery of original documentation within one Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:

If to the Issuer:

BXG Timeshare Trust I

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Fax: (302) 636-4140

With a copy to:

Taylor English Duma LLP

1600 Parkwood Circle

Suite 400

Atlanta, Georgia 30339

Attention: Mark I. Sanders, Esq.

Fax: (770) 434-7376

If to the Club Trustee:

Vacation Trust, Inc.

4950 Communication Avenue

Suite 900

Boca Raton, Florida 33431

Attention: Michael Kaminer, Esq.

Fax: (561) 912-8299

If to the Servicer:

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Attention: Anthony M. Puleo, Senior Vice President, CFO and Treasurer

Fax: (561) 912-8123

With a copy to:

Taylor English Duma LLP

1600 Parkwood Circle

Suite 400

Atlanta, Georgia 30339

Attention: Mark I. Sanders, Esq.

Fax: (770) 434-7376

If to the Backup Servicer:

Concord Servicing Corporation

4150 North Drinkwater Boulevard

Suite 200

Scottsdale, Arizona 85251

Fax: (480) 281-5910

Attention: General Counsel

If to the Indenture Trustee and Paying Agent:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, Minnesota 55107

Attention: Corporate Trust Services/Attn: BXG Timeshare Trust I

Fax: (651) 466-7363

Telephone Number: (651) 466-5054

If to the Funding Agents:

BB&T Capital Markets

1133 Avenue of the Americas, 27th Floor

New York, New York 10036

Attention: Paul Richardson

Fax: (212) 822-8151

and

Branch Banking and Trust Company

200 West Second Street, 16th Floor

Winston-Salem, North Carolina 27101

Attention: Cory Boyte

Fax: (336) 733-2740

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

609 Fifth Avenue

New York, New York 10017

Attention: Jayan Krishnan

Fax: (212) 745-1651

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b) All communications and notices described hereunder to a Noteholder shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register. The Indenture Trustee agrees to deliver or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents. All notices to Noteholders shall be sent simultaneously. Expenses for such communications and notices shall be borne by the Servicer.

SECTION 13.4. No Proceedings.

The Noteholders, the Servicer, the Indenture Trustee, the Funding Agents, the Club Trustee and the Backup Servicer each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer, the Trust Estate or the Depositor any proceeding of the type referred to in Sections 6.1(d) and (e) hereof, so long as there shall not have elapsed one year plus one day after payment in full of the Notes.

SECTION 13.5. Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

ARTICLE XIV.

REDEMPTION OF NOTES

SECTION 14.1. Clean-up Call; Optional Redemption; Election to Redeem.

(a) Clean-up Call. The Servicer shall have the option to cause the Issuer to redeem not less than all of the Notes and thereby cause the early repayment of the Notes on any date after the Clean-up Call Date by payment of an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid pursuant to Section 6.6(b) hereof, plus any Breakage Amount incurred by any Noteholders, (unless amounts in the Trust Accounts are sufficient to make such payments).

(b) Optional Redemption. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Issuer shall have the option to redeem not less than all (or, with the consent of the Noteholders, a portion) of the Notes and thereby cause the early repayment of the Notes (or the applicable portion thereof) at any time by payment of an amount equal to the Redemption Price (or, with the consent of the Noteholders, the applicable portion thereof) and any amounts, fees and expenses that are required to be paid pursuant to Section 6.6(b) hereof (unless amounts in the Trust Accounts are sufficient to make such payments), plus any Breakage Amount incurred by any Noteholders, using cash from any source, including the Depositor.

SECTION 14.2. Notice to Indenture Trustee.

The Servicer shall give written notice of its intention to cause the Issuer to redeem the Notes to the Indenture Trustee at least 15 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Indenture Trustee).

SECTION 14.3. Notice of Redemption by the Servicer.

Notices of redemption shall be given by first class mail, postage prepaid, mailed not less than for 15 days prior to the Redemption Date to each Noteholder, at the address listed in the Note Register. All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable in respect of each Note, and that interest thereon shall cease to accrue if payment is made on the Redemption Date and (d) the office of the Indenture Trustee where the Notes are to be surrendered for payment of the Redemption Price. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

SECTION 14.4. Deposit of Redemption Price.

On the Redemption Date, the Servicer (in the case of a Clean-up Call) or the Issuer (in the case of an Optional Redemption) shall deposit with the Indenture Trustee an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid hereunder (less any portion of such payment to be made from funds held in any of the Trust Accounts (other than the Lockbox Account).

SECTION 14.5. Notes Payable on Redemption Date.

Notice of redemption having been given as provided in Section 14.3 hereof and deposit of the Redemption Price with the Indenture Trustee having been made as provided in Section 14.4 hereof, the Notes shall on the Redemption Date, become due and payable at the Redemption Price, and, on such Redemption Date, such Notes shall cease to accrue interest. The Indenture Trustee shall apply all available funds in accordance with Section 6.6(b) hereof and the Noteholders shall be paid the Redemption Price by the Indenture Trustee on behalf of the Servicer or the Issuer, as the case may be, upon presentment and surrender of their Notes at the office of the Indenture Trustee. If the Servicer or the Issuer, as the case may be, shall have failed to deposit the Redemption Price with the Indenture Trustee, the principal and interest with respect to the Notes shall, until paid, continue to accrue interest at their respective Note Rates. The Servicer’s or the Issuer’s, as the case may be, failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BXG TIMESHARE TRUST I, as Issuer

By:		Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

	By:	/s/
Name:
Title:

BLUEGREEN CORPORATION, as Servicer

By:		/s/
Name:
Title:

CONCORD SERVICING CORPORATION, as Backup Servicer

By:		/s/
Name:
Title:

VACATION TRUST, INC., as Club Trustee

By:		/s/
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent and Custodian

By:	/s/
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as a Funding Agent

By:	/s/
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:	/s/
Name:
Title:

By:	/s/
Name:
Title: